                                                                    EXHIBIT 10.3


                             EMPLOYMENT AGREEMENT
                              (Malcolm Morville)

     This Agreement, dated as of June 5, 1996, is between Phytera, Inc. ("Phytera"), a Massachusetts corporation with its principal offices at Four Biotech Park, 377 Plantation Street, Worcester, Massachusetts 01605 and Malcolm Morville (the "Executive") residing at 449 West Main Street, Shrewsbury, Massachusetts 01545.

     Phytera desires to employ the Executive as President and Chief Executive Officer of Phytera for the period and upon the terms and conditions hereinafter set forth.

     Executive desires to serve in such capacities for such period and upon such terms.

     Accordingly, the parties hereto agree as follows:

     SECTION 1.  EMPLOYMENT OF EXECUTIVE.

     1.1  Employment.  Subject to the terms and conditions of this Agreement,
          ----------
Phytera agrees to employ Executive as President and Chief Executive Officer of Phytera. Executive shall perform such specific duties as are commensurate with such positions, and as may reasonably be assigned to the Executive from time to time by the Board of Directors of Phytera, for the period commencing on the date hereof and terminating on June 5, 1999, unless earlier terminated as herein provided. Executive hereby accepts such employment for the term hereof.
Neither Phytera nor Executive shall have any obligation to continue employment after the term hereof. If Executive remains employed by Phytera after the term hereof, Executive's employment and compensation may be terminated at will, with or without cause and with or without notice, at any time at the option of Phytera or Executive, subject to the terms set forth in Section 4.2 hereof.

     SECTION 2. COMPENSATION. For all services to be rendered by Executive to Phytera during the term of this Agreement, Phytera shall pay to, and provide the Executive with, the following compensation and benefits:

     2.1  Base Salary and Bonus.  For the period from the date hereof until
          ---------------------
December 31, 1996, Phytera shall pay to Executive (i) a base salary of not less than $250,000 per year, pro rated for such portion of a year and payable in substantially equal installments in accordance with Phytera practice as in effect from time to time, and (ii) incentive and compensatory bonuses, if any, as may be awarded in accordance with the written consent of the Phytera's Compensation Committee dated January 11, 1996. With respect to subsequent periods during the term of this Agreement, Phytera will review Executive's base salary and bonus from time to time and may make adjustments to such base salary and determine such bonus based upon, among other factors: (a) Executive's performance, (b) Phytera's performance, (c) changes in costs of living, (d) changes in Executive's responsibilities, and (e) the benefit to Phytera of Executive's efforts on its behalf; provided that Executive's base salary shall not be less than $250,000 per year during the term of this Agreement.

     2.2  Participation in Benefit Plans.  Executive shall be entitled to
          ------------------------------
participate in all employee benefit plans or programs of Phytera. For the purpose of determining Executive's eligibility for such plans and programs, Executive's tenure shall be calculated from Executive's original date of hire at Phytera (or any affiliate or predecessor of Phytera). Phytera may, from time to time, grant Executive stock options under Phytera's stock option plans. Phytera does not guarantee the adoption or continuance of any particular employee benefit or stock plan or other program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Executive shall be entitled to paid vacation each year in accordance with applicable Phytera policy. Health and dental plans shall cover Executive and his dependents as they do for other Phytera executives. Such health and dental plans comply with ERISA and COBRA to the extent applicable. Under current health insurance policies, such COBRA rights will commence on termination of the period over which severance payments are made under Section 4.2.

     2.3  Expenses.  Phytera shall reimburse Executive for all ordinary and
          --------
necessary business expenses incurred in the performance of Executive's duties under this Agreement, provided that Executive accounts properly for such expenses to Phytera in accordance with the general corporate policies of Phytera and in accordance with the requirements of the Internal Revenue Service regulations relating to substantiation of expenses.

     SECTION 3. CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENTS. As a condition to Phytera's obligations hereunder, the Executive has executed a Confidentiality and Proprietary Information Agreement pertaining to the intellectual property and confidential information of Phytera an Agreement Not to Compete, in favor of Phytera.

     The obligations of Executive under this section and the agreements referenced in the preceding paragraph shall survive termination of this Agreement for any reason.

     SECTION 4.  TERMINATION AND SEVERANCE PAYMENT.

     4.1  Early Termination.  Prior to the expiration of the term specified in
          -----------------
Section 1.1:

          (a) Executive's employment hereunder shall terminate upon Executive's death or inability, by reason of physical or mental impairment, to perform substantially all of Executive's duties as contemplated herein for a continuous period of 120 days or more;

          (b) Executive's employment hereunder may be terminated by the Executive without Good Reason, as defined below;

          (c) Executive's employment hereunder may be terminated by the Executive with Good Reason;

          (d) Executive's employment hereunder may be terminated by Phytera without Cause, as defined below; or

          (e) Executive's employment hereunder may be terminated by Phytera with Cause.

     4.2  Definitions.  For the purposes of this Section 4, the following terms
          -----------
shall apply:

          (a) "Cause" shall mean Executive's breach of any material duty or obligation hereunder, or intentional or grossly negligent conduct that is materially injurious to Phytera, as reasonably determined by Phytera's Board of Directors, or willful failure to follow the reasonable directions of Phytera's Board of Directors.

          (b) "Good Reason" shall mean (1) during the nine (9) month period following a Change in Control, a good faith determination by the Executive that as a result of such Change in Control, he is not able to discharge his duties effectively or (2) without the Executive's express written consent, the occurrence after a Change in Control of any of the following circumstances:

               (i) the assignment to the Executive of any duties inconsistent (except in the nature of a promotion) with the position in Phytera that he held immediately prior to the Change in Control or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the Change in Control;

               (ii) a reduction by Phytera in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (iii) Phytera's requiring the Executive to be based more than twenty-five (25) miles from Phytera's offices at which he was principally employed immediately prior to the date of the Change in Control except for required travel on Phytera's business to an extent substantially consistent with his present business travel obligations;

               (iv) the failure by Phytera to pay to the Executive any portion of his current compensation or compensation under any deferred compensation program of Phytera, within seven (7) days of the date such compensation is due;

               (v) the failure by Phytera to continue in effect any material compensation or benefit plan in which the Executive participates immediately prior to the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Phytera to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, than existed at the time of the Change in Control;

               (vi) the failure by Phytera to continue to provide the Executive with benefits substantially similar to those enjoyed by him under any of Phytera's pension, life insurance, medical, health and accident, or disability plans in which he was participating at the time of the Change in Control, the taking of any action by Phytera which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by Phytera to provide the Executive with the number of paid vacation days to which he is entitled on the basis of his years of service with Phytera in accordance with Phytera's normal vacation policy in effect at the time of the Change in Control; or

               (vii) the failure of Phytera to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof.

     The Executive's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (c) "Change in Control" shall mean:

               (i) the acquisition from any party other than Phytera of 40% or more of Phytera's Common Stock (including shares convertible into Common Stock) by any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934);

               (ii) a merger or similar combination after which 49% or more of the voting stock of the surviving corporation is held by persons who were not stockholders of Phytera immediately prior to such merger or combination; and

               (iii) after termination of the Shareholders Agreement dated January 31, 1996, the election by the stockholders of Phytera of 20% or more of the directors of Phytera other than pursuant to nomination by Phytera's management.

     4.3  Severance Payment; Benefits.
          ---------------------------

          (a)  Termination Events Resulting in Severance Payments and Option and
               -----------------------------------------------------------------
Restricted Stock Vesting Acceleration.  In the event of the termination of the
-------------------------------------
Executive's employment by Phytera without Cause or by the Executive with Good Reason, whether before or after the expiration of the term specified in Section
1.1 (including a failure of the Phytera to enter into a renewal of this Agreement):

          (i) Phytera shall make severance payments to Executive equal to (A) six (6) months of the Executive's base salary at the time of such termination, payable in a lump sum within ten days after the termination date and (B) an amount equal to the Executive's maximum incentive bonus that would be payable to him at any time within the six month period following such termination and would otherwise be due to Executive if such termination had not occurred and the maximum amount of such bonus had been fully earned, pro rated on the basis of the number of days that have elapsed between the beginning of the bonus period in which such termination occurs and the termination date, payable in a lump sum within ten (10) days after the termination date; and

          (ii) any options then held by Executive to purchase shares of the Common Stock of Phytera, which options are then subject to vesting based on continued employment only, shall, notwithstanding any contrary provision in the agreement or plan pursuant to which such options had been granted, a portion of the number of shares which would otherwise become exercisable on the next vesting date ("Next Option Vest Date") under such option shall be deemed fully vested and exercisable on the date immediately preceding the effective date of such termination for the duration of the term of such options, such portion to be calculated by multiplying the number of shares which would otherwise become exercisable on the Next Option Vest Date by a fraction, (i) the numerator of which is the number of calendar days which elapsed from the last vesting date of such option or the date of grant of such option if there is no last vesting date (the "Option Base Date") through the date of termination and (ii) the denominator of which is the total number of calendar days from the Option Base Date to the Next Option Vest Date; and

          (ii) any Common Stock of Phytera then held by Executive pursuant to Restricted Stock Purchase Agreements providing Phytera with a right of repurchase upon termination of employment subject to vesting provisions, shall, notwithstanding any contrary provision in the agreement pursuant to which such shares had been issued, a portion of the number of shares which would otherwise become free from such repurchase right on the next vesting date ("Next Stock Vest Date") under such agreement shall be deemed fully vested on the date immediately preceding the effective date of such termination, such portion to be calculated by multiplying the number of shares which would otherwise become vested on the Next Stock Vest Date by a fraction, (i) the numerator of which is the number of calendar days which elapsed from the last vesting date of such shares under such agreement or the date of such agreement if there is no last vesting date (the "Stock Base Date") through the date of termination and (ii) the denominator of which is the total number of calendar days from the Stock Base Date to the Next Stock Vest Date.

     In the event that Executive's employment is terminated pursuant to Section 4.1(a), (b) or (d), no severance shall be payable, Executive's options shall be exercisable in accordance with their terms and Executive's shares of Common Stock shall be subject to repurchase in accordance with the terms of any applicable Restricted Stock Purchase Agreement.

          (b) Benefits.  In the event of any termination of Executive,
              --------
Executive's coverage under Phytera's life, health and dental insurance plans will remain in effect and Executive will be entitled to continue to participate in Phytera's retirement plans, all at Phytera's expense, during the six months following the termination date, unless Executive notifies Phytera in writing that such coverage is no longer necessary. If because of limitations required by third parties or imposed by law, Executive cannot be provided such benefits through Phytera's plans, then Phytera will provide Executive with substantially equivalent benefits on an aggregate basis, at its expense.

     SECTION 5.  MISCELLANEOUS.

     5.1  Assignment.  This Agreement may not be assigned, in whole or in part,
          ----------
by any party without the prior written consent of the other party, except that Phytera may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which Phytera may merge or consolidate, or to which Phytera may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, Phytera. After any such assignment by Phytera, Phytera shall be discharged from all further liability hereunder and such assignee shall have all the rights and obligations of Phytera under this Agreement.

     5.2  Notices.  All notices, requests, demands and other communications to
          -------
be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth at the beginning of this Agreement or such other address as a party shall have designated by notice in writing to the other party, provided that notice of any change in address must actually have been received to be effective hereunder.

     5.3  Integration.  This Agreement is the entire agreement of the parties
          -----------
with respect to the subject matter hereof and supersedes any prior agreement or understanding relating to Executive's employment with or compensation by Phytera. This Agreement may not be amended, supplemented or otherwise modified except by a writing signed by Executive and Phytera.

     5.4  Binding Effect.  Subject to Section 5.1, this Agreement shall inure to
          --------------
the benefit of and be binding upon the parties hereto and their successors, assigns, heirs and personal representatives.

     5.5  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and shall together constitute one and the same instrument.

     5.6  Severability.  If any provision hereof shall, for any reason, be held
          ------------
to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall for any reason be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

     5.7  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
Commonwealth of Massachusetts, without regard to its conflict of law provisions.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first stated above.

                                             EXECUTIVE


                                             /s/ Malcolm Morville
                                             ----------------------------
                                             Malcolm Morville


                                             PHYTERA, INC.


                                             By: /s/ Robert Foster
                                                -------------------------
                                               Title: